Exhibit 99.1

Colony Starwood HOMES

Earnings Release & Supplemental Information

Third Quarter 2016

Rent Easy. Live Well.™

Table of Contents

Section I: Section II: Section III: Section IV: Section V: Section VI: Appendix:	Earnings Release Highlights Consolidated Financials Selected Additional Information Same Store Information Earnings Guidance Definitions and Reconciliations	2 9 11 18 22 35 37

1

      I. Earnings Release

2

Earnings Release

COLONY STARWOOD HOMES ANNOUNCES

THIRD QUARTER 2016 FINANCIAL AND OPERATING RESULTS

Scottsdale, Arizona (November 7, 2016) – Colony Starwood Homes (NYSE: SFR) (the “Company”), a leading single-family rental real estate investment trust (“REIT”), today announced operating and financial results for the three and nine months ended September 30, 2016.

Capitalized terms used herein have the meanings ascribed thereto in the Appendix.

Third Quarter 2016 Highlights

•	Total revenues increased to $146.1 million in Q3 2016, driven by Quarterly Same Store revenue growth of 6.5% and Quarterly Same Store Blended Rent Growth of 5.2%
•	Q3 occupancy was 95.4% for the Quarterly Same Store cohort of 26,592 homes
•	Net loss of $10.9 million or ($0.11) per share; Core FFO of $0.43 per share for the three months ended September 30, 2016
•	Quarterly Same Store NOI increased 6.9% over Q3 2015; Quarterly Same Store Core NOI margin was 61.9%
•	Company substantially exits from the non-performing loans (“NPL”) business with portfolio sale that generated total proceeds of $265.3 million
•	Reduced total debt by $383.0 million year-to-date with NPL proceeds, non-core asset disposition activity and cash from operations
•	Company increases full year 2016 Core FFO guidance to $1.65 - $1.69 per share

“Strong demand for high quality single-family rentals continued to fuel revenue growth and stable occupancy through the third quarter peak leasing season,” stated Fred Tuomi, the Company’s CEO. “Quarterly Same Store revenue growth was 6.5% year-over-year, driven by Quarterly Same Store Blended Rent Growth of 5.2%. Our Quarterly Same Store Core NOI margin of 61.9% was achieved during the peak quarter for lease expirations, move-outs and operating expenses. Also during the quarter, we accelerated our acquisition activity, strengthened our balance sheet and simplified our business with the sale of our non-performing loan portfolio. Our strategic accomplishments to date position us well to take advantage of the many attractive growth opportunities available in the single-family rental space.”

The 2016 financial results of the Company (other than Quarterly Same Store or Full Year Same Store results) include the historical financial results of Starwood Waypoint Residential Trust (“SWAY”) beginning on January 5, 2016, which was the date of the merger between Colony American Homes (“CAH”) and SWAY (the “Merger”). Historical financial results (other than Same Store results) as of dates or for periods prior to January 5, 2016 represent only the pre-Merger financial results of CAH and do not reflect what the financial results would have been had the Merger been complete during such periods.

3

Earnings Release (Continued)

Third Quarter 2016 Operating Results

Total revenues were $146.1 million for the three months ended September 30, 2016, and net loss attributable to common shareholders was approximately $10.9 million, or ($0.11) per share, driven by depreciation and amortization expense.

NAREIT FFO was $33.7 million for the three months ended September 30, 2016, or $0.31 per share, and Core FFO was $46.2 million, or $0.43 per share. NAREIT FFO and Core FFO are common supplemental measures of operating performance for a REIT, and the Company believes both are useful to investors as a complement to GAAP measures because they facilitate an understanding of the operating performance of the Company’s properties.

Same Store Results

For the Company’s Quarterly Same Store portfolio of 26,592 homes, revenue for the three months ended September 30, 2016 was $123.0 million, a 6.5% increase from those homes’ revenues for the three months ended September 30, 2015. For the Company’s Full Year Same Store portfolio of 22,442 homes, revenue for the nine months ended September 30, 2016 was $301.6 million, a 6.4% increase for those homes’ revenues from the nine months ended September 30, 2015. For the Quarterly Same Store portfolio, property operating expenses were up by 6.0% from the three months ended September 30, 2015, resulting in 6.9% growth in Quarterly Same Store NOI for the three months ended September 30, 2016 compared to the three months ended September 30, 2015. For the Full Year Same Store portfolio, property operating expenses were up 1.5% from the nine months ended September 30, 2015, resulting in a 9.9% increase in Full Year Same Store NOI for the nine months ended September 30, 2016 as compared to the nine months ended September 30, 2015. Quarterly and Full Year Same Store Core NOI margins were 61.9% and 63.1%, respectively. The table below summarizes Quarterly and Full Year Same Store operating results.

Same Store Property Results
	Quarterly Same Store	Full Year Same Store
Homes as of September 30, 2016	26,592	22,442
Occupancy as of September 30, 2016	95.4%	95.3%
Revenue Growth (September 30, 2016 as compared to September 30, 2015)	6.5%	6.4%
Operating Expense Growth (September 30, 2016 as compared to September 30, 2015)	6.0%	1.5%
NOI Growth (September 30, 2016 as compared to September 30, 2015)	6.9%	9.9%
Core NOI Margin	61.9%	63.1%

4

Earnings Release (Continued)

Investment Activity

The Company sold 472 homes during the third quarter, including 265 single-family rental homes and 207 real estate owned (“REO”) homes. The single-family rental homes were sold for gross sales proceeds of $49.2 million, and the Company recorded a gain of approximately $1.5 million on these sales. The REO homes were sold for gross sales proceeds of $33.8 million, and the Company recorded a loss of $0.8 million which is included in discontinued operations, net. During the three months ended September 30, 2016, the Company acquired 431 homes for an aggregate estimated total investment of approximately $112.0 million, or approximately $260,000 per home, including estimated investment costs for renovation.

NPL/REO Discontinued Operations

On May 4, 2016, the Company’s Board of Trustees (the “Board”) authorized the marketing of the non-performing loan (“NPL”) portfolio, which the Company commenced in the second quarter. The operations of the NPL business segment are recorded as discontinued operations, net for the three and nine months ended September 30, 2016 and all comparable periods.

In July, 2016, the Company sold 339 re-performing loans in a single sale transaction generating total sales proceeds of $45.9 million, of which $23.7 million was used to pay down associated debt.

In August, 2016 the Company completed the sale of 1,675 NPLs in a single transaction generating total sales proceeds of $265.3 million, of which $159.6 million was used to pay down associated debt. With this sale the Company has substantially exited the NPL business, and expects to sell its remaining NPL assets by Q2 2017. During the three months ended September 30, 2016 the Company produced $43.3 million of total cash proceeds from REO sales and other resolutions, of which $25.3 million was used to pay down associated debt. As of September 30, 2016 there was $41.9 million of outstanding associated debt, which the Company intends to pay down in connection with the sale of the remaining REO assets.

Balance Sheet and Capital Markets Activities

As of September 30, 2016, the Company had $3.7 billion of debt outstanding and approximately $481.4 million of undrawn commitments on its credit facilities. Since the Merger closed on January 5, 2016 through September 30, 2016, the Company reduced its outstanding debt by approximately $383.0 million.

Subsequent to September 30, 2016, the Company closed a $580.7 million securitization (net of $30.6 million certificates retained by the Company) with an initial maturity date of December 2018 and three one-year extension options, and a blended variable interest rate of 1-month LIBOR plus 186 basis points. Proceeds are expected to be used primarily to pay down existing debt and for general corporate purposes.

5

Earnings Release (Continued)

The Company did not repurchase any shares in the third quarter of 2016 under its $250 million repurchase program, which is authorized through May 6, 2017. To date the Company has purchased 2.4 million shares for an aggregate purchase price of $52.8 million at an average of $22.19 per share under the program.

On November 2, 2016, the Board declared a dividend of $0.22 per common share for the fourth quarter of 2016, which will be paid on January 13, 2017 to shareholders of record on December 30, 2016.

Full Year 2016 Financial Guidance

Earlier this year the Company provided full-year 2016 Core FFO per share, occupancy, rent growth, and Core NOI margin guidance, each of which exclude the operations of the NPL business, and subsequently tightened its Core FFO per share, occupancy, and rent growth guidance as part of its Q2 2016 earnings release. The Company is now further increasing Core FFO per share guidance to $1.65 - $1.69 and tightening Core NOI margin to 63% - 64% while reaffirming the previously tightened occupancy, and rent growth guidance. The Company does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to reasonably predict certain items contained in the GAAP measures, including one-time and infrequent items that are not indicative of the Company’s ongoing operations. Such items include, but are not limited to, NPL operations, Merger and transaction-related expenses, share-based compensation and other items not reflective of the Company's ongoing operations.

2016 Full-Year Guidance
	as of March 31, 2016	as of June 30, 2016	Updated Guidance
Core FFO per share	$1.55 - $1.65	$1.60 - $1.65	$1.65 - $1.69
Stabilized Occupancy	94% - 95%	95%	95%
Blended Rent Growth	4% - 5%	4.5% - 5%	4.5% - 5%
Core NOI margin (Stabilized)	62% - 64%	62% - 64%	63% - 64%

This outlook is based on a number of assumptions, many of which are outside the Company’s control and all of which are subject to change. This outlook reflects the Company’s expectations on (1) existing investments and (2) yield on incremental investments inclusive of the Company’s existing pipeline. All guidance is based on current expectations of future economic conditions and the judgment of the Company’s management team.

6

Earnings Release (Continued)

Third Quarter 2016 Conference Call

A conference call is scheduled on Monday, November 7, 2016, at 10:00 a.m. Eastern Time to discuss the Company’s financial results for the three and nine months ended September 30, 2016. The domestic dial-in number is 1-877-407-9039 (for U.S. and Canada) and the international dial-in number is 1-201-689-8470 (passcode not required). An audio webcast may be accessed at www.colonystarwood.com in the investor relations section. A replay of the call will be available through December 9, 2016 and can be accessed by calling 1-877-870-5176 (U.S. and Canada) or 1-858-384-5517 (international), replay pin number 13647034, or by using the link at www.colonystarwood.com, in the investor relations section.

About Colony Starwood Homes

Colony Starwood Homes (NYSE: SFR) is one of the largest publicly traded owners and operators of single-family rental homes in the United States. Colony Starwood Homes acquires, renovates, leases, maintains and manages single- family homes in markets that exhibit favorable demographics and long-term economic trends, as well as strengthening demand for rental properties. Colony Starwood Homes is building its business upon a foundation of respect for its residents and the communities in which it operates. Additional information can be found at www.colonystarwood.com.

Additional information

A copy of the Third Quarter 2016 Supplemental Information Package (“Q3 2016 Supplement”) and this press release are available on the Company’s website at www.colonystarwood.com.

Notice Regarding Non-GAAP Financial Measures

This press release and the Q3 2016 Supplement contain and may refer to certain non-GAAP financial measures and terms that management believes are helpful in understanding our business, as further set forth in the definitions, explanations and reconciliations of each non-GAAP financial measure to its most comparable GAAP financial measures included in the Appendix. These measures and terms are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should be read together with the most comparable GAAP measures.

7

Earnings Release (Continued)

Forward-Looking Statements

Certain statements in this press release and the quarterly supplement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the Company’s actual results and performance could differ materially from those set forth in, or implied by, the forward-looking statements due to a variety of risks, uncertainties and other factors. Factors that could materially and adversely affect the Company’s business, financial condition, liquidity, results of operations and prospects, as well as the Company’s ability to make distributions to its shareholders, include, but are not limited to: failure to plan and manage the Merger and associated transitions effectively and efficiently; the possibility that the anticipated benefits from the Merger may not be realized or may take longer to realize than expected; unexpected costs or unexpected liabilities that may arise from the Merger; the outcome of any legal proceedings that have been or may be instituted against the Company, CAH or others following the announcement or the completion of the Merger and associated transitions; changes in the Company’s business and growth strategies; volatility in the real estate industry, interest rates and spreads, the debt or equity markets, the economy generally or the rental home market specifically; declines in the value of homes, and macroeconomic shifts in demand for, and competition in the supply of, rental homes; the availability of attractive investment opportunities in homes that satisfy the Company’s investment objectives and business and growth strategies; the Company’s ability to exit its NPL business in the anticipated time period on acceptable terms and to re-deploy net cash proceeds therefrom; the Company’s ability to lease or re-lease its rental homes to qualified residents on attractive terms or at all; the availability, terms and deployment of short-term and long-term capital; the adequacy of the Company’s cash reserves and working capital; potential conflicts of interest with Starwood Capital Group Global, L.P., Colony Capital, Inc. and their affiliates; effects of derivative and hedging transactions; the Company’s ability to maintain its exemption from registration as an investment company under the Investment Company Act of 1940, as amended; changes in governmental regulations, tax laws and rates, and similar matters; limitations imposed on the Company’s business and its ability to satisfy complex rules in order for the Company and, if applicable, certain of the Company’s subsidiaries to qualify as a REIT for U.S. federal income tax purposes, and the Company’s ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. Except as required by law, the Company is under no duty to, and the Company does not intend to, update any of its forward-looking statements appearing herein, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations	Media Relations
John Christie Phone: 510-982-5470	Jason Chudoba Phone: 646-277-1249
Email: IR@colonystarwood.com	Email: Jason.chudoba@icrinc.com

8

      II. Highlights

9

Quarterly Overview

Financial and Operating Results(1)

▪   Net loss of $10.9 million or ($0.11) per share and $70.8 million or ($0.70) per share for the three and nine months ended September 30, 2016, respectively, with Core FFO of $46.2 million or $0.43 per share and $131.8 million or $1.22 per share, respectively

▪   Quarterly Same Store Occupancy of 95.4% on 26,592 homes

▪   Quarterly Same Store Blended Rent Growth was 5.2% and Full Year Same Store Blended Rent Growth was 5.4%

▪   Quarterly Same Store revenue growth of 6.5% and Full Year Same Store revenue growth of 6.4% for the three and nine months ended September 30, 2016, respectively

▪   Quarterly Same Store NOI increased 6.9% and Full Year Same Store NOI increased 9.9% for the three and nine months ended September 30, 2016, respectively

▪   Quarterly Same Store Core NOI margin of 61.9% and Full Year Same Store Core NOI margin of 63.1% for the three and nine months ended September 30, 2016, respectively

▪   Updated 2016 full-year Core FFO guidance to $1.65 - $1.69 per share

Capital Markets & Liquidity

▪   Reduced total debt by approximately $383.0 million during the nine months ended September 30, 2016 through NPL proceeds, non-core asset disposition activity and cash from operations

▪   Subsequent to September 30, 2016, the Company closed a $580.7 million securitization (net of $30.6 million certificates retained by the Company) with an initial maturity date of December 2018 and three one-year extension options, and a blended variable interest rate of 1-month LIBOR plus 186 basis points with proceeds used primarily to pay down existing debt

NPL/REO Discontinued Operations

▪   Completed portfolio sale of substantially all NPL assets for $265.3 million, of which $159.6 million was used to pay down associated debt

▪   NPL resolutions and REO sales produced $43.3 million of total cash proceeds during the quarter, resulting in net proceeds of $18.0 million after associated debt pay down of $25.3 million

▪   Total cash proceeds year-to-date from NPL sales, REO sales, re-performing loans and other resolutions produced $438.9 million, with associated debt pay down of $209.2 million

▪   As of September 30, 2016 remaining NPL/REO assets totaled $115.5 million with  $47.4 million of associated liabilities

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date measurements are 26,592 and 22,442, respectively.	10

      III. Consolidated Financials

11

Balance Sheet (Condensed)

As of September 30, 2016

(Unaudited)

Dollars in thousands

Assets		Liabilities
Investments in real estate properties:		Accounts payable and accrued expenses	$122,274
Land and land improvements	$1,538,642	Resident prepaid rent and security deposits	57,605
Buildings and building improvements	4,328,414	Secured credit facilities	593,552
Furniture, fixtures and equipment	122,032	Mortgage loans, net	2,738,746
Total investments in real estate properties	5,989,088	Convertible senior notes, net	351,834
Accumulated depreciation	(333,989)	Liabilities related to assets held for sale	47,397
Investments in real estate properties, net	5,655,099	Other liabilities	5,712
Real estate held for sale, net	36,942	Total liabilities	3,917,120
Cash and cash equivalents	130,890	Equity
Restricted cash	174,874	Common shares, at par	1,015
Investments in unconsolidated joint ventures	34,620	Additional paid-in capital	2,733,101
Asset-backed securitization certificates	110,538	Accumulated deficit	(285,491)
Assets held for sale	115,473	Accumulated other comprehensive loss	(6,607)
Goodwill	259,046	Total shareholders' equity	2,442,018
Other assets, net	46,597	Non-controlling interests	204,941
		Total equity	2,646,959
Total assets	$6,564,079	Total liabilities and equity	$6,564,079

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

12

Statements of Operations

(Unaudited)

Dollars in thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015(1)	2016	2015(1)
Revenues
Rental income	$135,572	$73,350	$400,466	$208,002
Other property income	7,374	5,476	19,830	14,869
Other income	3,153	-	9,022	-
Total revenues	146,099	78,826	429,318	222,871
Expenses
Property operating and maintenance	23,678	15,119	64,226	43,313
Real estate taxes, insurance and HOA costs	28,025	14,889	83,139	43,461
Property management expenses	8,377	4,526	26,460	13,787
Interest expense	39,296	16,395	114,737	47,710
Depreciation and amortization	47,344	27,415	135,818	80,300
Impairment of real estate assets	356	603	530	1,056
Share-based compensation	824	-	1,922	-
General and administrative	11,525	8,789	42,400	26,768
Merger and transaction-related expenses	1,503	2,420	30,058	2,420
Total expenses	160,928	90,156	499,290	258,815
Net gain on sale of real estate owned	1,453	(836)	3,364	403
Equity in income from unconsolidated joint ventures	185	45	539	151
Other income (expense), net	1,312	(673)	(1,379)	(2,632)
Loss before income taxes	(11,879)	(12,794)	(67,448)	(38,022)
Income tax (expense) benefit	(161)	(797)	(487)	(1,051)
Net loss from continuing operations	(12,040)	(13,591)	(67,935)	(39,073)
Income (loss) from discontinued operations, net	449	(4,617)	(7,368)	(3,778)
Net loss	(11,591)	(18,208)	(75,303)	(42,851)
Net loss attributable to non-controlling interests	691	7,005	4,529	16,126
Net loss attributable to Colony Starwood Homes	(10,900)	(11,203)	(70,774)	(26,725)
Net income attributable to preferred shareholders	-	(4)	-	(12)
Net loss available to common shareholders	$(10,900)	$(11,207)	$(70,774)	$(26,737)

Net loss per common share - basic and diluted
Net loss attributable to common shareholders	$(0.11)	$(0.17)	$(0.70)	$(0.41)

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) For GAAP purposes, the Merger resulted in a reverse acquisition of SWAY by CAH. Historical financial statements for periods prior to the Merger include only the results of operations and financial position of CAH.	13

Reconciliation to FFO and Core FFO

Dollars in thousands, except share and per share data

	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2016

Reconciliation of net loss to NAREIT FFO
Net loss attributable to common shareholders	$(10,900)	$(70,774)
Adjustments:
Depreciation and amortization on real estate assets	46,838	134,922
Impairment of real estate assets	356	530
Net gain on sale of real estate	(1,453)	(3,364)
Non-controlling interests	(691)	(4,529)
Discontinued operations, net (NPL/REO)	(449)	7,368
NAREIT FFO	$33,701	$64,153

NAREIT FFO per share (1)	$0.31	$0.59

Adjustments for Core FFO
NAREIT FFO	$33,701	$64,153
Amortization of deferred financing costs and debt premium discounts	9,278	26,506
Merger and transaction-related expenses	1,503	30,058
Integration Costs (2)	294	7,677
Share-based compensation	824	1,922
Adjustments for derivative instruments	588	1,440
Core FFO	$46,188	$131,756

Core FFO per share (1)	$0.43	$1.22

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Weighted-average common shares total 108,121,516 and 108,319,145 for the three and nine month periods, respectively. Comprised of 101,489,857 and 101,680,457 weighted-average common shares outstanding and 231,659 and 238,688 unvested RSUs for the three and nine month periods ended, respectively, and outstanding OP units exchangeable for 6,400,000 common shares.

(2) Please see Appendix A for a definition of Integration Costs, and Appendix B for a summary of Integration Costs through the three and nine months ended September 30, 2016. We believe that identifying Integration Costs is useful for investors as it allows investors to separate these costs from the core operating performance of our Single-Family Rental business.

14

Income Statement Bridge

Quarter-to-date normalizations for Merger and Transaction, Integration and NPL business

Dollars in thousands

	Three Months Ended September 30,2016

	(+)	(-)	(-)	(-)	(=)	Single Family Rental
	Consolidated Results	Merger and Transaction-Related Expenses	Integration Costs (1)	NPL	Total Single Family Rental	Same Store Homes	Stabilized Homes	Development Homes	Other Homes
						26,592	3,815	204	399
Revenues
Rents from single-family properties	$135,572				$135,572	$116,810	$17,983	$-	$779
Fees from single-family properties	3,839				3,839	3,270	536	-	33
Tenant chargebacks	3,535				3,535	2,943	274	-	318
Asset management fees	3,153				3,153	-	-	-	3,153
Total revenues	146,099	-	-	-	146,099	123,023	18,793	-	4,283

Operating expenses
Property and maintenance costs	23,678				23,678	20,020	2,625	26	1,007
Real estate taxes, insurance, HOA costs	28,025				28,025	23,811	3,594	16	604
Property management	8,377				8,377	6,180	832	60	1,305
Total operating expenses	60,080	-	-	-	60,080	$50,011	$7,051	$102	$2,916

Net operating income	86,019	-	-	-	86,019	73,012	11,742	(102)	1,367

Non-operating expenses
General and administrative	12,349		294		12,055
Merger and transaction-related expenses	1,503	1,503			-
Depreciation and amortization	47,344				47,344
Interest expense	39,296				39,296
Other expense /(income)	(2,433)				(2,433)
Total non-operating expenses	98,059	1,503	294	-	96,262

Net (loss) from continuing operations	(12,040)	(1,503)	(294)	-	(10,243)
Loss from discontinued operations (NPL/REO)	449			449	-
Net (loss)	(11,591)	(1,503)	(294)	449	(10,243)
Net loss attributable to non-controlling interests	691				691
Net (loss) available to common shareholders	$(10,900)	$(1,503)	$(294)	$449	$(9,552)

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Please see Appendix A for a definition of Integration Costs, and Appendix B for a summary of Integration Costs through the three and nine months ended September 30, 2016. We believe that identifying Integration Costs is useful for investors as it allows investors to separate these costs from the core operating performance of our Single-Family Rental business.	15

Income Statement Bridge

Year-to-date normalizations for Merger and Transaction, Integration and NPL business

Dollars in thousands

	Nine Months Ended September 30,2016

	(+)	(-)	(-)	(-)	(=)	Single Family Rental
	Consolidated Results	Merger and Transaction-Related Expenses	Integration Costs (1)	NPL	Total Single Family Rental	Same Store Homes	Stabilized Homes	Development Homes	Other Homes
						22,442	7,965	204	399
Revenues
Rents from single-family properties	$400,466				$400,466	$287,324	$108,805	$1	$4,336
Fees from single-family properties	10,323				10,323	7,396	2,772	-	155
Tenant chargebacks	9,507				9,507	6,920	1,969	-	618
Asset management fees	9,022				9,022	-	-	-	9,022
Total revenues	429,318	-	-	-	429,318	301,640	113,546	1	14,131

Operating expenses
Property and maintenance costs	64,226				64,226	44,952	16,174	140	2,960
Real estate taxes, insurance, HOA costs	83,139				83,139	58,341	22,213	13	2,572
Property management	26,460		2,108		24,352	15,332	5,134	168	3,718
Total operating expenses	173,825	-	2,108	-	171,717	$118,625	$43,521	$321	$9,250

Net operating income	255,493	-	(2,108)	-	257,601	183,015	70,025	(320)	4,881

Non-operating expenses
General and administrative	44,322		5,569		38,753
Merger and transaction-related expenses	30,058	30,058			-
Depreciation and amortization	135,818				135,818
Interest expense	114,737				114,737
Other expense /(income)	(1,507)				(1,507)
Total non-operating expenses	323,428	30,058	5,569	-	287,801

Net (loss) from continuing operations	(67,935)	(30,058)	(7,677)	-	(30,200)
Loss from discontinued operations (NPL/REO)	(7,368)			(7,368)	-
Net (loss)	(75,303)	(30,058)	(7,677)	(7,368)	(30,200)
Net loss attributable to non-controlling interests	4,529				4,529
Net (loss) available to common shareholders	$(70,774)	$(30,058)	$(7,677)	$(7,368)	$(25,671)

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Please see Appendix A for a definition of Integration Costs, and Appendix B for a summary of Integration Costs through the three and nine months ended September 30, 2016. We believe that identifying Integration Costs is useful for investors as it allows investors to separate these costs from the core operating performance of our Single-Family Rental business.	16

NOI by Segment

 Year-over-year comparison

Dollars in thousands

	Three Months Ended September 30, (1)			Nine Months Ended September 30, (1)
	2016	2015 (2)	Change %	2016	2015 (2)	Change %
Rental and other property revenues:
Same-Store Homes	$123,023	$115,497	6.5%	$301,640	$283,517	6.4%
Stabilized Homes	18,793	10,436	80.1%	113,546	67,681	67.8%
Development Homes	-	7	-100.0%	1	7	-92.9%
Other Homes	4,283	3,691	16.0%	14,131	13,448	5.1%
Total rental and other property revenues	$146,099	$129,631	12.7%	$429,318	$364,653	17.7%

Property operating expenses:
Same-Store Homes	$50,011	$47,178	6.0%	$118,625	$116,925	1.5%
Stabilized Homes	7,051	4,830	46.0%	43,521	31,300	39.0%
Development Homes	102	103	-1.5%	321	308	4.1%
Other Homes	2,916	(2,137)	-236.5%	9,250	(4,871)	-289.9%
Total property operating expenses	$60,080	$49,974	20.2%	$171,717	$143,662	19.5%

Net operating income (NOI):
Same-Store Homes	$73,012	$68,319	6.9%	$183,015	$166,592	9.9%
Stabilized Homes	11,742	5,606	109.5%	70,025	36,381	92.5%
Development Homes	(102)	(96)	5.8%	(320)	(301)	6.1%
Other Homes	1,367	5,828	-76.6%	4,881	18,319	-73.4%
Total property NOI	$86,019	$79,657	8.0%	$257,601	$220,991	16.6%

Same Store operating metrics:	2016	2015		2016	2015
NOI margin	59.3%	59.2%		60.7%	58.8%
Core NOI margin	61.9%	62.2%		63.1%	61.3%
Occupancy %	95.4%	94.5%		95.3%	94.1%
Turnover Rate	10.4%	n/a		27.8%	n/a
Renewal/Replacement/Blended Rent Growth	5.4%/4.9%/5.2%	n/a		5.1%/4.8%/5.0%	n/a

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date are 26,592 and 22,442, respectively. (2) 2015 represents proforma financials for the combined Company.	17

      IV. Selected Additional Information

18

Home Count by Portfolio

As of September 30, 2016

Market:	Full Year Same Store Homes	Full Year Stabilized Homes	Quarterly Same Store Homes	Quarterly Stabilized Homes	Development Homes	Other Homes	Owned Homes(1)	Owned Homes Occupied %	Non-owned, Managed Homes	Total Homes

Atlanta	4,880	669	5,388	161	8	96	5,653	94.0%	312	5,965
Miami	2,098	1,586	2,851	833	9	57	3,750	93.4%	144	3,894
Tampa	2,716	1,000	3,325	391	1	13	3,730	93.9%	218	3,948
Southern California	2,576	209	2,715	70	9	33	2,827	95.4%	1,434	4,261
Houston	2,238	486	2,475	249	2	65	2,791	92.0%	-	2,791
Dallas	1,113	926	1,613	426	4	69	2,112	93.2%	-	2,112
Denver	1,086	871	1,519	438	24	3	1,984	94.4%	-	1,984
Orlando	1,330	611	1,605	336	-	9	1,950	94.6%	10	1,960
Las Vegas	1,619	94	1,701	12	-	10	1,723	96.2%	188	1,911
Phoenix	1,307	34	1,331	10	34	13	1,388	93.8%	450	1,838
Top 10 Markets	20,963	6,486	24,523	2,926	91	368	27,908	94.0%	2,756	30,664
Northern California	731	224	768	187	17	5	977	96.0%	858	1,835
Charlotte - Raleigh	161	664	504	321	67	1	893	88.0%	-	893
Other Markets	587	591	797	381	29	25	1,232	89.6%	402	1,634
Total	22,442	7,965	26,592	3,815	204	399	31,010	93.7%	4,016	35,026

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Excludes REO properties associated with the NPL business.	19

Asset Rollforward

Three months ended September 30, 2016

Market:	Properties as of 06/30/16 (1)	Acquisitions (1)	Dispositions (1)	Properties as of 09/30/16 (1)

Atlanta	5,698	4	(49)	5,653
Miami (2)	3,796	-	(46)	3,750
Tampa (2)	3,733	4	(7)	3,730
Southern California	2,822	21	(16)	2,827
Houston	2,823	-	(32)	2,791
Dallas	2,192	7	(87)	2,112
Denver	1,969	15	-	1,984
Orlando (2)	1,961	-	(11)	1,950
Las Vegas	1,724	-	(1)	1,723
Phoenix	1,346	42	-	1,388
Top 10 Markets	28,064	93	(249)	27,908
Northern California	782	196	(1)	977
Charlotte - Raleigh	796	97	-	893
Other Markets	1,202	45	(15)	1,232
Total Owned Homes	30,844	431	(265)	31,010

Non-owned, Managed Homes	4,302	10	(296)	4,016

Total Homes	35,146	441	(561)	35,026

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Excludes REO properties associated with the NPL business. (2) Florida market reclassifications, 462 homes moved to Tampa from Orlando (461 homes) and Miami (1 home).	20

Debt Summary

As of September 30, 2016

Dollars in millions

66% of Company’s debt effectively fixed

	Amount outstanding	Interest rate	Initial maturity	Extensions	Full maturity

Securitizations: (1)(2)
CAH 2014-1 securitization	$495	1mL+178bps	May-17	Two, one-year	May-19
CAH 2014-2 securitization	$550	1mL+173bps	Jul-16	Three, one-year	Jul-19
SWAY 2014-1 securitization, net (3)	$502	1mL+236bps	Jan-17	Three, one-year	Jan-20
CAH 2015-1 securitization, net (3)	$639	1mL+197bps	Jul-17	Three, one-year	Jul-20
CSH 2016-1 securitization (4)	$485	1mL+230bps	Jul-18	Three, one-year	Jul-21
Total securitizations	$2,671

Secured credit facilities:
CAH credit facility	$0	3mL+300bps	Jul-17	None	Jul-17
SWAY credit facility	$594	1mL+295bps	Feb-17	One-year	Feb-18
Total secured credit facilities	$594

Convertible debt:
Convertible notes (due 2017)	$173	4.5%	Oct-17	None	Oct-17
Convertible notes (due 2019)	$230	3.0%	Jul-19	None	Jul-19
Total convertible debt	$403

Total single-family REIT debt	$3,668

Debt related to assets held for sale (5)	$42	1mL+238bps	Mar-17	6-months	Sep-17

Total debt outstanding	$3,710

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Colony Starwood Homes entered into an interest rate swap contract in February 2016 with a notional amount of $1.6B at 2.75%. (2) Colony Starwood Homes entered into an interest rate swap contract in June 2016 with a notional amount of $450M at 3.32%. (3) Securitization net of Class G certificate; CAH 2015-1 in the amount of $33.6M and SWAY 2014-1 in the amount of $26.6. (4) Securitization net of class F and G certificates, in the amount of $50.3M. (5) NPL repurchase facility.	21

      V. Same Store Information

22

Portfolio Overview – Quarterly Same Store

As of September 30, 2016

Market:	Quarterly Same Store Homes	Occupancy %	Average Acquisition Cost per Home	Average Investment	Average Home Size (sq. ft.)	Weighted Average Home Age (years)	Average Monthly Rent per Occupied Home

Atlanta	5,388	95.7%	$126,445	$144,113	1,996	22	$1,287
Miami	2,851	95.2%	205,311	220,614	1,712	39	1,778
Tampa	3,325	93.7%	156,330	180,012	1,717	28	1,463
Southern California	2,715	96.7%	271,508	306,541	1,711	40	2,025
Houston	2,475	94.2%	149,521	152,828	1,931	19	1,491
Dallas	1,613	96.2%	174,011	179,836	2,054	23	1,605
Denver	1,519	95.4%	194,088	213,468	1,709	36	1,720
Orlando	1,605	94.8%	134,028	160,547	1,700	30	1,357
Las Vegas	1,701	96.7%	187,545	203,728	2,032	17	1,405
Phoenix	1,331	97.1%	137,748	153,168	1,702	26	1,167
Top 10 Markets	24,523	95.4%	170,607	188,950	1,840	28	1,525
Northern California	768	97.8%	228,807	252,314	1,431	47	1,774
Charlotte - Raleigh	504	95.2%	173,685	196,434	2,273	14	1,574
Other Markets	797	93.0%	158,296	164,619	1,638	37	1,614
Total	26,592	95.4%	$171,977	$190,192	1,831	28	$1,536

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

23

Portfolio Overview – Full Year Same Store

As of September 30, 2016

Market:	Full Year Same Store Homes	Occupancy %	Average Acquisition Cost per Home	Average Investment	Average Home Size (sq. ft.)	Weighted Average Home Age (years)	Average Monthly Rent per Occupied Home

Atlanta	4,880	95.8%	$123,902	$142,661	1,978	23	$1,280
Miami	2,098	94.8%	201,216	213,712	1,677	41	1,744
Tampa	2,716	93.0%	156,304	180,137	1,721	27	1,459
Southern California	2,576	96.6%	269,091	304,266	1,713	40	2,022
Houston	2,238	94.0%	148,035	151,576	1,925	18	1,481
Dallas	1,113	95.4%	160,839	165,285	1,968	24	1,537
Denver	1,086	94.9%	179,208	200,217	1,662	37	1,697
Orlando	1,330	94.4%	129,596	157,529	1,696	30	1,343
Las Vegas	1,619	96.7%	185,557	201,565	2,019	17	1,399
Phoenix	1,307	97.0%	137,019	152,500	1,698	26	1,165
Top 10 Markets	20,963	95.2%	166,892	185,576	1,827	28	1,507
Northern California	731	97.7%	227,460	251,128	1,427	47	1,778
Charlotte - Raleigh	161	94.4%	152,637	172,206	2,074	14	1,474
Other Markets	587	93.4%	150,107	157,148	1,594	39	1,567
Total	22,442	95.3%	$168,323	$186,870	1,810	29	$1,514

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

24

Same Store Year-Over-Year Results

Dollars in thousands

	Quarterly Same Store (1)			Full Year Same Store (1)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2016 (2)	2015 (3)	% Change	2016 (2)	2015 (3)(4)	% Change
Revenues:
Rental income	$116,810	$109,832	6.4%	$287,324	$270,240	6.3%
Fee income	3,270	2,100	55.7%	7,396	5,289	39.8%
Resident chargebacks	2,943	3,565	-17.5%	6,920	7,988	-13.4%
Total rental and other property revenue	$123,023	$115,497	6.5%	$301,640	$283,517	6.4%

Expenses:
Repairs , maintenance and turn costs	$13,045	$10,159	28.4%	$29,576	$28,059	5.4%
Real estate taxes, insurance and HOA costs	23,811	22,226	7.1%	58,341	54,564	6.9%
Property management costs	6,180	8,224	-24.9%	15,332	19,578	-21.7%
Bad debt expense	2,061	2,070	-0.4%	4,753	3,926	21.1%
Other operating expenses	4,914	4,499	9.2%	10,623	10,798	-1.6%
Total property operating expenses	$50,011	$47,178	6.0%	$118,625	$116,925	1.5%

Net Operating Income	$73,012	$68,319	6.9%	$183,015	$166,592	9.9%
Net Operating Income margin	59.3%	59.2%		60.7%	58.8%
Core Net Operating Income margin	61.9%	62.2%		63.1%	61.3%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date measurements are 26,592 and 22,442, respectively. (2) 2016 figures have been adjusted for Integration Costs, please see Income Statement Bridge slide (pages 15 and 16). (3) 2015 represents proforma financials for the merged Company. (4) In Q4 14 CAH recorded a large, non-recurring, bad debt allowance during their transition away from third-party property managers. This event reduced the allowance necessary in Q1 and Q2 2015.	25

Same Store Core Year-Over-Year Results

Dollars in thousands

	Quarterly Same Store (1)			Full Year Same Store (1)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2016 (2)	2015 (3)	% Change	2016 (2)	2015 (3)(4)	% Change
Revenues:
Rental income	$116,810	$109,832	6.4%	$287,324	$270,240	6.3%
Fee income	3,270	2,100	55.7%	7,396	5,289	39.8%
Bad debt expense	(2,061)	(2,070)	-0.4%	(4,753)	(3,926)	21.1%
Core rental revenue	$118,019	$109,862	7.4%	$289,967	$271,603	6.8%

Expenses:
Total property operating expenses	$50,011	$47,178	6.0%	$118,625	$116,925	1.5%
Resident chargebacks	(2,943)	(3,565)	-17.4%	(6,920)	(7,988)	-13.4%
Bad debt expense	(2,061)	(2,070)	-0.4%	(4,753)	(3,926)	21.1%
Core property operating expenses	$45,007	$41,543	8.3%	$106,952	$105,011	1.8%

Core Net Operating Income	$73,012	$68,319	6.9%	$183,015	$166,592	9.9%

Core Net Operating Income margin	61.9%	62.2%		63.1%	61.3%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date measurements are 26,592 and 22,442, respectively. (2) 2016 figures have been adjusted for Integration Costs, please see Income Statement Bridge slide (pages 15 and 16). (3) 2015 represents proforma financials for the merged Company. (4) In Q4 14 CAH recorded a large, non-recurring, bad debt allowance during their transition away from third-party property managers. This event reduced the allowance necessary in Q1 and Q2 2015.	26

Results by Market – Quarterly Same Store

Three months ended September 30, 2016

Dollars in thousands

Market:	Same Store Homes	% of Total Same Store Homes	Revenues	Expenses	Net Operating Income	% of Total Net Operating Income	Core Operating Margin

Atlanta	5,388	20.3%	$21,400	$8,347	$13,053	17.9%	65.1%
Miami	2,851	10.7%	15,111	6,894	8,217	11.3%	56.5%
Tampa	3,325	12.5%	14,313	6,922	7,391	10.1%	53.3%
Southern California	2,715	10.2%	16,479	5,433	11,046	15.1%	69.0%
Houston	2,475	9.3%	10,868	5,570	5,298	7.3%	50.6%
Dallas	1,613	6.1%	7,681	3,330	4,351	6.0%	58.4%
Denver	1,519	5.7%	8,032	2,316	5,716	7.8%	75.2%
Orlando	1,605	6.0%	6,630	3,008	3,622	5.0%	56.5%
Las Vegas	1,701	6.4%	7,378	2,612	4,766	6.5%	66.6%
Phoenix	1,331	5.0%	4,711	1,740	2,971	4.1%	66.2%
Top 10 Markets	24,523	92.2%	112,603	46,172	66,431	91.0%	61.5%
Northern California	768	2.9%	4,175	1,223	2,952	4.0%	73.9%
Charlotte - Raleigh	504	1.9%	2,433	806	1,627	2.2%	70.0%
Other Markets	797	3.0%	3,812	1,810	2,002	2.7%	55.0%
Total	26,592	100.0%	$123,023	$50,011	$73,012	100.0%	61.9%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

27

Results by Market – Full Year Same Store

Nine months ended September 30, 2016

Dollars in thousands

Market:	Same Store Homes	% of Total Same Store Homes	Revenues	Expenses	Net Operating Income	% of Total Net Operating Income	Core Operating Margin

Atlanta	4,880	21.7%	$56,613	$21,567	$35,046	19.1%	65.4%
Miami	2,098	9.3%	31,807	14,897	16,910	9.2%	55.1%
Tampa	2,716	12.1%	34,657	15,743	18,914	10.3%	56.4%
Southern California	2,576	11.5%	46,139	14,875	31,264	17.1%	69.8%
Houston	2,238	10.0%	28,916	14,494	14,422	7.9%	51.5%
Dallas	1,113	5.0%	15,050	6,202	8,848	4.8%	60.8%
Denver	1,086	4.8%	16,367	4,658	11,709	6.4%	75.2%
Orlando	1,330	5.9%	15,938	7,020	8,918	4.9%	58.3%
Las Vegas	1,619	7.2%	20,662	6,652	14,010	7.7%	70.0%
Phoenix	1,307	5.8%	13,749	4,565	9,184	5.0%	70.1%
Top 10 Markets	20,963	93.4%	279,898	110,673	169,225	92.5%	62.9%
Northern California	731	3.3%	11,681	3,534	8,147	4.5%	73.0%
Charlotte - Raleigh	161	0.7%	2,169	734	1,435	0.8%	69.2%
Other Markets	587	2.6%	7,892	3,684	4,208	2.3%	55.7%
Total	22,442	100.0%	$301,640	$118,625	$183,015	100.0%	63.1%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

28

Lease Outcomes – Quarterly Same Store

As of September 30, 2016

Based on Quarterly Same Store property count of 26,592 homes

	Expiration Outcome (1)(2)					Turnover (5)
Market:	Expiration Count	Renewed (3)	Retained (4)	Renewal Rate	Retention Rate	QTD Turnover Rate (6)	YTD Turnover Rate	YTD Annualized Turnover Rate (7)

Atlanta	1,186	794	895	66.9%	75.5%	11.9%	29.1%	38.8%
Miami	417	286	309	68.6%	74.1%	8.2%	23.5%	31.3%
Tampa	790	526	563	66.6%	71.3%	11.5%	30.4%	40.6%
Southern California	672	472	526	70.2%	78.3%	8.7%	22.3%	29.8%
Houston	423	269	304	63.6%	71.9%	9.6%	28.2%	37.7%
Dallas	332	199	220	59.9%	66.3%	10.2%	30.1%	40.2%
Denver	383	244	301	63.7%	78.6%	9.7%	26.3%	35.1%
Orlando	355	220	245	62.0%	69.0%	10.8%	28.4%	37.9%
Las Vegas	396	283	317	71.5%	80.1%	10.0%	29.8%	39.7%
Phoenix	289	180	204	62.3%	70.6%	11.2%	27.9%	37.3%
Top 10 Markets	5,243	3,473	3,884	66.2%	74.1%	10.3%	27.6%	36.8%
Northern California	165	122	129	73.9%	78.2%	9.6%	23.0%	30.7%
Charlotte - Raleigh	123	78	85	63.4%	69.1%	14.7%	34.7%	46.3%
Other Markets	120	72	87	60.0%	72.5%	9.8%	23.2%	30.9%
Total	5,651	3,745	4,185	66.3%	74.1%	10.4%	27.5%	36.7%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date measurements are 26,592 and 22,442, respectively.

(2) Represents the number of leases that expired within the quarter, less early terminations.

(3) Lease expirations where the lease was renewed (excludes month-to-month leases).

(4) Lease expirations where the resident did not “move out”.

(5) Population limited to assets that realized resident turnover within the subject period, including out of period lease expirations where the lease was terminated early and month-to-month leases.

(6) The number of assets that become unoccupied during the subject period as a percentage of homes with an initial move-in ready status.

(7) The number of assets that become unoccupied during the subject period as an annualized percentage of homes with an initial move-in ready status.

29

Lease Outcomes – Full Year Same Store

As of September 30, 2016

Based on Full Year Same Store property count of 22,442 homes

	Expiration Outcome (1)(2)					Turnover (5)
Market:	Expiration Count	Renewed (3)	Retained (4)	Renewal Rate	Retention Rate	QTD Turnover Rate (6)	YTD Turnover Rate	YTD Annualized Turnover Rate (7)

Atlanta	1,166	781	880	67.0%	75.5%	12.2%	29.3%	39.1%
Miami	395	272	293	68.9%	74.2%	9.2%	24.6%	32.9%
Tampa	753	502	536	66.7%	71.2%	12.7%	31.6%	42.2%
Southern California	668	471	524	70.5%	78.4%	9.1%	22.7%	30.2%
Houston	419	267	301	63.7%	71.8%	10.1%	29.0%	38.6%
Dallas	302	184	203	60.9%	67.2%	12.2%	29.8%	39.8%
Denver	337	222	271	65.9%	80.4%	10.6%	25.2%	33.6%
Orlando	343	215	238	62.7%	69.4%	11.5%	29.1%	38.8%
Las Vegas	389	278	312	71.5%	80.2%	10.2%	29.6%	39.4%
Phoenix	287	179	202	62.4%	70.4%	11.3%	28.2%	37.6%
Top 10 Markets	5,059	3,371	3,760	66.6%	74.3%	11.0%	28.0%	37.4%
Northern California	162	119	126	73.5%	77.8%	10.0%	23.8%	31.7%
Charlotte - Raleigh	72	47	49	65.3%	68.1%	18.6%	37.3%	49.7%
Other Markets	113	68	83	60.2%	73.5%	9.2%	21.5%	28.6%
Total	5,406	3,605	4,018	66.7%	74.3%	11.0%	27.8%	37.1%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date measurements are 26,592 and 22,442, respectively.

(2) Represents the number of leases that expired within the quarter, less early terminations.

(3) Lease expirations where the lease was renewed (excludes month-to-month leases).

(4) Lease expirations where the resident did not “move out”.

(5) Population limited to assets that realized resident turnover within the subject period, including out of period lease expirations where the lease was terminated early and month-to-month leases.

(6) The number of assets that become unoccupied during the subject period as a percentage of homes with an initial move-in ready status.

(7) The number of assets that become unoccupied during the subject period as an annualized percentage of homes with an initial move-in ready status.

30

Rent Growth – Quarterly Same Store

Quarter-to-Date as of September 30, 2016

Based on Quarterly Same Store property count of 26,592 homes

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)

Atlanta	821	5.1%	614	6.1%	5.5%	95	3.0%	1,530	5.4%
Miami	338	4.2%	197	5.2%	4.6%	121	3.0%	656	4.3%
Tampa	532	4.8%	337	4.4%	4.6%	66	3.0%	935	4.5%
Southern California	491	6.0%	222	5.9%	6.0%	26	3.0%	739	5.9%
Houston	318	4.3%	244	-1.7%	1.6%	99	3.0%	661	1.9%
Dallas	205	5.3%	170	2.7%	4.1%	64	3.0%	439	4.0%
Denver	257	8.5%	142	9.2%	8.8%	20	3.0%	419	8.5%
Orlando	224	5.5%	137	6.4%	5.9%	21	3.0%	382	5.7%
Las Vegas	296	4.2%	202	4.0%	4.1%	1	3.0%	499	4.1%
Phoenix	187	6.4%	164	8.2%	7.2%	15	3.0%	366	7.0%
Top 10 Markets	3,669	5.3%	2,429	4.8%	5.1%	528	3.0%	6,626	5.0%
Northern California	137	8.0%	54	15.1%	10.0%	23	3.0%	214	9.3%
Charlotte - Raleigh	83	5.6%	59	4.7%	5.2%	-	-	142	5.2%
Other Markets	65	4.6%	53	-1.0%	2.0%	37	3.0%	155	2.3%
Total	3,954	5.4%	2,595	4.9%	5.2%	588	3.0%	7,137	5.1%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the three months ended September, 30, 2016, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewals and escalating multi-year leases for the three months ended September 30, 2016.	31

Rent Growth – Full Year Same Store

Quarter-to-Date as of September 30, 2016

Based on Full Year Same Store property count of 22,442 homes

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)

Atlanta	810	5.1%	581	6.2%	5.5%	88	3.0%	1,479	5.4%
Miami	324	4.3%	165	5.4%	4.7%	102	3.0%	591	4.4%
Tampa	507	4.8%	296	4.6%	4.7%	58	3.0%	861	4.6%
Southern California	489	6.0%	216	6.1%	6.1%	23	3.0%	728	6.0%
Houston	315	4.3%	224	-1.7%	1.8%	95	3.0%	634	2.0%
Dallas	188	5.5%	129	4.8%	5.2%	60	3.0%	377	4.8%
Denver	233	8.7%	111	9.8%	9.0%	17	3.0%	361	8.8%
Orlando	218	5.5%	125	6.9%	6.0%	20	3.0%	363	5.9%
Las Vegas	291	4.2%	197	4.1%	4.2%	1	3.0%	489	4.2%
Phoenix	186	6.4%	162	8.2%	7.2%	15	3.0%	363	7.1%
Top 10 Markets	3,561	5.4%	2,206	5.1%	5.3%	479	3.0%	6,246	5.1%
Northern California	134	8.1%	53	14.8%	10.0%	21	3.0%	208	9.3%
Charlotte - Raleigh	49	5.9%	28	5.9%	5.9%	-	-	77	5.9%
Other Markets	60	4.5%	42	-0.9%	2.3%	35	3.0%	137	2.5%
Total	3,804	5.4%	2,329	5.3%	5.4%	535	3.0%	6,668	5.2%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the three months ended September 30, 2016, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewals and escalating multi-year leases for the three months ended September 30, 2016.	32

Rent Growth – Full Year Same Store

Year-to-Date as of September 30, 2016

Based on Full Year Same Store property count of 22,442 homes

	Renewals		Replacement Rent			Escalations on Multi-Year Leases		Total Rent Growth
Market:	Total Leases	Renewal Rent Growth	Total Leases	Replacement Rent Growth	Blended Rent Growth	Total Leases	Average Rent Change (1)	Total Leases	Average Rent Change (2)

Atlanta	2,066	4.9%	1,405	5.5%	5.2%	276	3.0%	3,747	5.0%
Miami	781	4.1%	465	4.5%	4.3%	328	3.0%	1,574	4.0%
Tampa	1,191	4.5%	768	4.0%	4.3%	173	3.0%	2,132	4.2%
Southern California	1,272	5.7%	577	5.9%	5.7%	74	3.0%	1,923	5.6%
Houston	841	4.1%	625	-0.1%	2.2%	225	3.0%	1,691	2.4%
Dallas	458	4.8%	314	4.8%	4.8%	114	3.0%	886	4.6%
Denver	479	8.7%	268	9.1%	8.8%	48	3.0%	795	8.5%
Orlando	592	4.9%	403	4.8%	4.9%	50	3.0%	1,045	4.8%
Las Vegas	697	3.9%	503	3.2%	3.6%	3	3.0%	1,203	3.6%
Phoenix	544	5.8%	379	9.5%	7.3%	34	3.0%	957	7.2%
Top 10 Markets	8,921	5.0%	5,707	4.7%	4.9%	1,325	3.0%	15,953	4.8%
Northern California	350	6.8%	151	12.3%	8.5%	62	3.0%	563	7.8%
Charlotte - Raleigh	66	4.8%	52	5.4%	5.1%	-	-	118	5.1%
Other Markets	190	4.1%	154	-0.4%	2.1%	71	3.0%	415	2.3%
Total	9,527	5.1%	6,064	4.8%	5.0%	1,458	3.0%	17,049	4.8%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Represents average rent growth on the population of escalating multi-year leases taking effect for the three months ended September 30, 2016, defined as average of the percentage change in rental rate for all multi-year leases in the period. (2) Represents weighted average rent growth on all replacement, renewals and escalating multi-year leases for the three months ended September 30, 2016.	33

Cost to Maintain a Home

Dollars in thousands, except per home amounts

	Quarterly Same Store (1)		Full Year Same Store (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
Category	Total Cost	Cost per Home	Total Cost	Cost per Home

Repairs, maintenance and turnover expenses (2)
Repairs and maintenance	$6,564	$247	$14,378	$641
Turnover-related costs	3,203	120	8,524	380
Landscaping and pool services	1,135	43	2,674	119
Total repairs, maintenance and turnover expenses	$10,902	$410	$25,576	$1,140

Recurring capital expenditures (3)(4)
Capital replacements	$7,949	$299	$18,359	$818
Turnover-related capital costs	3,304	124	8,611	384
Total recurring capital expenditures	$11,253	$423	$26,970	$1,202

Total repairs and maintenance and recurring capital expenditures	$22,155	$833	$52,546	$2,342

Same Store Home Count		26,592		22,442

Revenue Enhancing Capital Expenditures (5)
Total Revenue Enhancing Capital Expenditures	$1,182	$44	$2,458	$110

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) Colony Starwood Home’s Quarterly Same Store and Full Year Same Store property counts for the quarter-to-date and the year-to-date measurements are 26,592 and 22,442, respectively.

(2) Turnover costs are presented net of total billed resident chargebacks at move-out; some chargebacks may present collection risk if tenant security deposits are insufficient.

(3) Excludes initial renovation and re-development expenditures.

(4) General replacements and expenditures necessary to preserve and maintain the value and functionality of the home and its systems.

(5) Includes capital improvements and additions intended to increase the revenue potential for a given property, which we track separately from recurring capital expenditures.

34

      VI. Earnings Guidance

35

2016 Guidance Update

Colony Starwood Homes 2016 full-year guidance

2016 Full-Year Guidance (1)
	as of March 31, 2016	as of June 30, 2016	Updated Guidance
Core FFO per share	$1.55 - $1.65	$1.60 - $1.65	$1.65 - $1.69
Stabilized Occupancy	94% - 95%	95%	95%
Blended Rent Growth	4% - 5%	4.5% - 5%	4.5% - 5%
Core NOI margin (Stabilized)	62% - 64%	62% - 64%	63% - 64%

Please see the Appendix at the back of this presentation for certain definitions, explanations and reconciliations of non-GAAP financial measures. All information is as of September 30, 2016 unless otherwise indicated.

(1) This outlook is based on a number of assumptions, many of which are outside of the Colony Starwood Homes’ control, and all of which are subject to change. This outlook reflects Colony Starwood Homes’ expectations on (a) existing investments and (b) yield on incremental investments inclusive of Colony Starwood Homes’ existing pipeline. All guidance is based on current expectations of future economic conditions and the judgment of the Colony Starwood Homes’ management team.	36

      Appendix

37

Appendix A: Definitions

Annualized Turnover Rate. Is calculated by dividing a) the number of homes that become unoccupied during a period of time by b) the number of homes that had completed initial renovation/rehabilitation and were leasable during the specified period, expressed as an annualized percentage by multiplying the period of measurement to reach a 12 month period (e.g., multiplying a three month turnover measurement by four). Management believes this operational measure is useful in understanding resident satisfaction, pricing effectiveness and assessing associated property repairs and maintenance expenses.

Average Acquisition Cost per Home. Is calculated by dividing a) the total acquisition cost for each home in an identified population (such acquisition costs including purchase price and closing costs, but excluding renovation/rehabilitation costs incurred prior to leasing) by b) the number of homes in the respective population. Total acquisition cost for assets owned by SWAY prior to the Merger includes the purchase accounting fair market value step-up applied to those assets as of the close of Merger on January 5, 2016.

Average Investment. Is calculated by dividing the sum of a) the total acquisition cost for each home in an identified population b) all property related capitalized expenditures incurred in the renovation/rehabilitation of a property prior to leasing by c) the number of homes in the respective population. Total acquisition cost for assets owned by SWAY prior to the Merger includes the purchase accounting fair market value step-up applied to those assets as of the close of Merger on January 5, 2016.

Average Monthly Rent per Occupied Home. Is calculated by dividing a) the aggregate monthly contractual cash rent (excluding rent concessions and incentives) for an identified population of occupied rental units by b) the number of rental units in the identified population. To date, rent concessions and incentives have been utilized on a limited basis and have not had a significant impact on the CSH portfolio’s average monthly rent.

Blended Rent Growth. Represents the weighted average rent growth on all new leases (replacement leases) and renewals during a measured period, and is calculated by dividing a) the aggregate contractual first month rent on all new leases and lease renewals executed during the applicable period for an identified population of occupied rental units by b) the aggregate contractual last month rent for such identified population of rental units before renewal or new lease. This calculation does not include lease escalations / step-ups for multi-year leases.

Core FFO. Core FFO is a non-GAAP financial measure of operating performance that we believe assists investors in assessing the results of CSH’s single-family rental business, which is our core operating business. Core FFO adjusts NAREIT FFO (defined below) to eliminate the impact of certain items that CSH believes are not indicative of our core operating performance, including the results of the NPL business, which we intend to exit, as well as certain non-cash items. Our Core FFO begins with NAREIT FFO and is adjusted for revenues and expenses directly related to our NPL business, for amortization of deferred financing costs and debt premium discounts, share-based compensation, loss on derivative financial instruments, amortization of derivative financial instruments, non-cash interest expense, merger and transaction-related expenses.  Core FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not necessarily indicative of cash available to fund cash needs and should not be considered as an alternative to net income (determined in accordance with GAAP) as a performance measure.

Core Net Operating Income or Core NOI. CSH calculates Core NOI by subtracting Core Property Operating Costs from Core Rental Revenue, as defined, which eliminates (a) revenues and expenses that CSH believes are not directly related to the operating performance of the homes themselves and (b) GAAP presentations of resident chargeback fees and bad debt expense to provide a clearer presentation of rental and fee income streams as well as associated expenses. Please refer to the definition of NOI below for an explanation of how that measure is calculated separate from Core NOI. Core NOI is a non-GAAP measure of operating performance that CSH believes assists investors in assessing the performance of our portfolio of single-family homes, which is our core operating business. Please see Appendix B for a reconciliation of net income (loss) to Core NOI.

38

Appendix A: Definitions

The Core NOI measures included in this presentation should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of CSH’s performance or as measures of liquidity. Although CSH uses these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that our basis for computing these non-GAAP measures are comparable with that of other REITs.

Core Property Operating Expenses. Is calculated by adjusting operating costs for the properties in the relevant sample by eliminating the impact of resident chargebacks bad debt expense.

Core Rental Revenue. Is calculated by rental and fee income for the properties in the relevant sample adjusted to eliminate the impact of bad debt expense.

Development Homes.  Homes that a) are awaiting initial rehabilitation, b) are currently undergoing initial rehabilitation, or c) have completed initial rehabilitation but have not yet been marketed for initial occupancy.

Full Year Same Store. Homes that met the definition of Same Store Homes as of January 1, 2016.  As of September 30, 2016 there were 22,442 homes.

Integration Costs.  Costs and charges incurred during the integration of the Starwood Waypoint Residential Trust and Colony American Homes operations in the three and nine months ended September 30, 2016 that are not reflective of our core operating performance and that we do not expect to incur subsequent to the completion of the Merger integration, but which do not qualify for Merger and transaction-related expenses under GAAP.  The majority of Integration Costs consist of base salaries, benefits, and payroll taxes of employees separated or scheduled for separation as a result of the Merger. See Appendix B for a summary of Integration Costs through the three and nine months ended September 30, 2016.

Merger and Transaction-Related Expenses.  Direct costs incurred as a result of the Merger closing or costs required to ensure the Merger was completed successfully.  These costs include legal fees, advisory services (accounting, tax, and entity filings), success fees, employee retention plans and severance costs, and property tax / transfer costs.  See Appendix B for a summary of costs for the three and nine months ended September 30, 2016.

NAREIT FFO.  Funds from operations is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income or loss (in accordance with GAAP) excluding gains or losses from sale of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures.  Consistent with real estate industry and investment community preferences, we use FFO as a supplemental measure of operating performance for a REIT. We consider FFO useful to investors as a complement to GAAP measures because it facilitates an understanding of the operating performance of the Company’s properties. FFO does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.

Net Operating Income or NOI. CSH defines NOI as rental and other property revenues less property operating expenses. CSH has presented NOI for Same Store Homes as CSH believes this NOI measure to be an appropriate supplemental measure of operating performance to net income attributable to common shareholders because it reflects the operating performance of our homes without allocation of corporate level overhead or general and administrative costs and reflects the operations of our business. Refer to the table below for a reconciliation of net loss attributable to common shareholders to NOI. Please refer to the definition of Core NOI above for an explanation of how that measure is calculated separate from NOI, and see Appendix B for a reconciliation of net income (loss) to NOI.

39

Appendix A: Definitions

These NOI measures included in this presentation should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with GAAP, as indications of CSH’s performance or as measures of liquidity. Although CSH uses these non-GAAP measures for comparability in assessing their performance against other REITs, not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that CSH’s basis for computing these non-GAAP measures is comparable with that of other REITs.

Non-Owned, Managed Homes. Colony Starwood Homes currently provides its property and asset management services to third parties and/or joint venture partners as a fee service.  The non-owned properties are all managed within the same platform from which Colony Starwood Homes services its Owned homes.

Occupancy %. Represents the percentage of an identified rental unit population that is occupied as of the measurement period and is calculated by dividing a) the number of occupied units as of the last day of the measurement period by b) the number of rental units in the identified population of rental units (Same Store, Owned Homes, etc.).

Other Homes. Includes 399 Owned Homes as of September 30, 2016 that were not intended to be held for the long-term and not in service. The 399 Other Homes excludes the 547 REO homes held as of September 30, 2016.

Owned Homes. Represents wholly-owned single-family rental properties, and is measured by the number of total rental units. This takes into account investments in multi-unit properties which Management believes provides a more meaningful measure to investors.  Owned Homes excludes the 547 REO homes held as of September 30, 2016.

Quarterly Same Store. Homes that met the definition of Same Store Homes as of July 1, 2016.  As of September 30, 2016 there were 26,592 homes.

Recurring Capital Expenditures or Recurring Capex. General replacements and expenditures required to preserve and maintain the value and functionality of a home and its systems as a single-family rental.

Renewal Rate. Is calculated by dividing a) the number of renewed residents with current period lease expirations by b) the total lease expirations during the period.

Renewal Rent Growth. Represents the percentage change in monthly contractual rent resulting from all lease renewals that became effective during a measurement period for an identified population of rental units, and is calculated by dividing a) the aggregate contractual first month rent (excluding rent concessions and incentives) on lease renewals executed during the applicable measurement period for an identified population of rental units by b) the aggregate contractual last month rent for such identified population of rental units before renewal. To date, rent concessions and incentives have been used on a limited basis and have not had a significant impact on contractual rent.

REO. Real estate owned, which is associated with the NPL business.

Replacement Rent Growth. Represents the percentage change in monthly contractual rent resulting from new leases on properties previously leased to different residents during a measurement period for an identified population of rental units and is calculated by dividing a) the aggregate contractual first month rent (excluding rent concessions and incentives) on new leases signed during the applicable measurement period for an identified population of occupied rental units by b) the aggregate contractual last month rent for such identified population of rental units under the prior lease on such properties. To date, rent concessions and incentives have been used on a limited basis and have not had a significant impact on contractual rent.

40

Appendix A: Definitions

Retention Rate. Is calculated by dividing a) the number of retained residents with current period lease expirations by b) the total lease expirations during the period.

Revenue Enhancing Capital Expenditures. Capital improvements and additions intended to increase the revenue potential for a given property.

Same Store Homes. Homes which have been stabilized for at least fifteen (15) months prior to the start of the current measurement period, excluding any homes that have been disposed of, removed from service or returned to the development period for significant renovation.

Stabilized Homes. Homes that are currently occupied or have been previously leased and occupied that do not meet the criteria to be a Same Store Home. For the three and nine months ended September 30, 2016 the Stabilized Home count excludes 399 homes not intended to be held for the long term.

Top 10 Markets. Refers to CSH Homes’ ten markets with the greatest number of homes as of September 30, 2016.

Total Homes. Represents all homes Colony Starwood Homes manages. Includes both Owned Homes and Non-Owned, Managed Homes.

Total Rent Growth. Represents the weighted average rent growth on replacement rents, renewals, and escalating multi-year leases for the period.

UPB. Unpaid principal balance.

Weighted Average Home Age (years). Rounded number of years between when a home was built and the last day of the current measurement period with each market being weighted by its area asset count.

41

Appendix B: Reconciliations

Cost to Maintain a Home:

Quarterly Same Store
Three Months Ended September 30, 2016
in (000)s
Cost of Ownership	Gross Cost	(-) Unrelated to cost to maintain	(-) Chargebacks	Net cost to maintain	Cost per Home
Repairs and maintenance
Repairs and maintenance	$6,566	$-	$(2)	$6,564	$247
Turnover-related costs	6,479	-	(3,276)	3,203	120
Subtotal Repairs, maintenance, and turn costs (1)	$13,045	$-	$(3,278)	$9,767	$367

Other operating expenses
Landscape and pool services	$1,558	$-	$(423)	$1,135	$43
Other expenses	3,356	(3,356)	-	-	-
Subtotal Other operating expenses (1)	$4,914	$(3,356)	$(423)	$1,135	$43

Total repairs, maintenance and turnover expenses	$17,959	$(3,356)	$(3,701)	$10,902	$410

Recurring capital expenditures
Capital replacements	$7,949	$-	$-	$7,949	$299
Turnover-related capital costs	3,304	-	-	3,304	124
Total recurring capital expenditures	$11,253	$-	$-	$11,253	$423

Total cost to maintain a home					$833

Total revenue enhancing capital expenditures				$1,182	$44

Same Store Homes					26,592

(1) Ties to Same Store category total on page 25 of supplemental

42

Appendix B: Reconciliations

Integration Costs:

( in 000s)	Three Months ended	Nine Months Ended
Category	September 30, 2016	September 30, 2016
Employee related costs	$-	$5,255
Accounting	-	775
Office rent	-	564
IT	294	948
Other	-	135
Total	$294	$7,677

Merger and Transaction-Related Expenses:

in (000)s	Three Months ended	Nine Months Ended
Category	September 30, 2016	September 30, 2016
Closing and Success Fees	$269	$14,142
Legal	490	2,219
Employee Related Costs	744	10,983
Other	-	2,714
Total	$1,503	$30,058

43

Appendix B: Reconciliations

Net Operating Income or NOI:

	Three months ended September 30, 2016		Nine months ended September 30, 2016
(Dollars in thousands)	Same Store Homes	Stabilized Homes (2)	Same Store Homes	Stabilized Homes (2)
Reconciliation of net loss to NOI
Net loss attributable to common shareholders	$(10,900)	$(10,900)	$(70,774)	$(70,774)

Add (deduct) adjustments to get to total NOI
Gain (Loss) from discontinued operations (NPL/REO)	(449)	(449)	7,368	7,368
General and administrative	11,525	11,525	42,400	42,400
Share-based compensation	824	824	1,922	1,922
Interest expense	39,296	39,296	114,737	114,737
Depreciation and amortization	47,344	47,344	135,818	135,818
Transaction-related expense	1,503	1,503	30,058	30,058
Impairment of real estate	356	356	530	530
Realized (gain) loss on sales of investments in real estate, net	(1,453)	(1,453)	(3,364)	(3,364)
Equity in income from unconsolidated joint ventures	(185)	(185)	(539)	(539)
Other (expense) income, net	(1,312)	(1,312)	1,379	1,379
Income tax expense	161	161	487	487
Net income attributable to non-controlling interests	(691)	(691)	(4,529)	(4,529)
Total NOI	$86,019	$86,019	$255,493	$255,493
Add (deduct) adjustments to get to total portfolio NOI
Property management integration costs (1)	-	-	2,108	2,108
Non-portfolio NOI components:
Property operating revenues on non-portfolio homes (1)	(23,075)	(4,282)	(127,678)	(14,131)
Property operating expenses on non-portfolio homes (1)	10,069	3,017	53,093	9,572
Total Non-portfolio NOI	$(13,006)	$(1,265)	$(74,585)	$(4,559)

Total NOI	$73,013	$84,754	$183,016	$253,042

Calculation portfolio Core NOI margin:
Rental income	$116,810	$134,793	$287,324	$396,129
Fee income	3,270	3,806	7,396	10,168
Less bad debt expense	(2,061)	(2,356)	(4,753)	(6,439)
Total rental revenues	$118,019	$136,243	$289,967	$399,858
Core NOI margin	61.9%	62.2%	63.1%	63.3%

(1) See Income Statement Bridge pages 15 and 16
(2) Stabilized is the summation of Same Store Homes plus Stabilized Homes as defined in Appendix A.

44

Appendix B: Reconciliations

Other Assets:

in (000)s
Description	September 30, 2016
Prepaids	$12,295
Accounts receivable, net of allowance	11,453
Deferred finance costs, net	5,638
Deferred leasing costs and lease intangibles, net	4,747
Furniture, fixture, and equipment, net	3,585
Deposits	3,384
Other	5,495
Total	$46,597

Other Markets:

Three months ended September 30, 2016

Market:	Same-Store Homes	Stabilized Homes	Development Homes	Other Homes	Owned Homes (1)	Owned Homes Occupied % (1)	Non-Owned, Managed Homes	Total Homes

Chicago	569	203	-	10	782	91.6%	395	1,177
Other (2)	228	178	29	15	450	86.2%	7	457
Total	797	381	29	25	1,232	89.6%	402	1,634

Nine months ended September 30, 2016

Market:	Same-Store Homes	Stabilized Homes	Development Homes	Other Homes	Owned Homes (1)	Owned Homes Occupied % (1)	Non-Owned, Managed Homes	Total Homes

Chicago	399	373	-	10	782	91.6%	395	1,177
Other (2)	188	218	29	15	450	86.2%	7	457
Total	587	591	29	25	1,232	89.6%	402	1,634

(1) Excludes REO properties.
(2) Other Market includes Nashville, Tucson, Delaware, Pennsylvania, and New York.

Weighted-Average Shares:

	Three Months Ended	Nine Months Ended
Description	September 30, 2016	September 30, 2016
Weighted-average shares - basic and diluted	101,489,857	101,680,457
OP units	6,400,000	6,400,000
Total	107,889,857	108,080,457

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